Exhibit 99.1

Tiburon International Trading Corp (OTC:TNCP) – announced today that it is changing its corporate name to FACT, Inc. The name change reflects the company’s shift in strategic focus towards bringing forensic technology to the $64B art market as it winds down the historic business. Adapting award-winning forensic ballistics technology, FACT, Inc offers the latest innovation in the future of art authentication, tracking and collection management through digital technology solutions.

“The new name – Forensic Art Certification Technology or FACT – allows us to emphasize our wide-ranging business objective around changing the way art is authenticated, tracked and managed across multiple sectors throughout the art industry. There is an estimated $6B black market for art, making art crime including fraud and forgery the third highest grossing crime in the world. FACT utilizes the same ballistics technology currently employed by global law enforcement agencies to authenticate a painting. Using interferometry, we can scan a painting to capture a unique digital fingerprints beyond the level of the artists individual brush stroke which cannot be reproduced,” said Patricia Trompeter, COO/CFO of FACT, Inc. “We are committed to delivering breakthrough products and services that will revolutionize security for the art market. Our suite of products include authentication, condition reporting, GPS tracking, provenance data, as well as collection management – all stored securely on blockchain accessible in real time to the consumer.”

The new name is effective immediately and will be implemented across the company’s product and services throughout the calendar year 2020. For more information visit factsecured.com.

Safe Harbor Statement:

To the extent any statements contained in this presentation of Fact, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.